PRIVATE PLACEMENT WARRANT ESCROW AGREEMENT

This PRIVATE PLACEMENT WARRANT ESCROW AGREEMENT, dated as of _____, 2008 (this “Agreement”), by and among Chardan 2008 China Acquisition Corp., a British Virgin Islands business company of limited liability (the “Company”), the private placement warrant holders listed as “Purchasers” on the signature page hereto (collectively, the “Purchasers”), and Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _____, 2008 (the “Underwriting Agreement”), with Brean Murray, Carret & Co., LLC, Maxim Group, LLC and Roth Capital Partners, LLC, acting as representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the underwriters have agreed to purchase a total of 6,875,000 units (the “Units”) of the Company. Each Unit consists of one of the Company’s ordinary shares, par value $0.0001 per share (each an “Ordinary Share”), and one warrant, each warrant to purchase one Ordinary Share (the “Warrant”), all as more fully described in the Company’s definitive prospectus, dated ______, 2008 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-152623) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on _______, 2008 (the “Effective Date”);

WHEREAS, the Purchasers have agreed to purchase, in a private placement that will occur prior to the effective date of the offering (the “Offering”), 2,000,000 warrants (collectively, the “Private Placement Warrants”) at a purchase price of $0.50 per warrant pursuant to the terms of that certain Warrant Purchase Agreement, dated the date hereof, and entered into by and among the Company and the Purchasers;

WHEREAS, each Purchaser has agreed to deposit the Private Placement Warrants, as set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided; and

WHEREAS, the Company and the Purchasers desire that the Escrow Agent accept the Private Placement Warrants, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Appointment of Escrow Agent. The Company and Purchasers hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Private Placement Warrants. On or before the Effective Date, each Purchaser shall deliver to the Escrow Agent certificates representing his respective Private Placement Warrants, to be held and disbursed subject to the terms and conditions of this Agreement. Each Purchaser acknowledges that the certificates representing his Private Placement Warrants bear a legend reflecting the deposit of such Private Placement Warrants pursuant to the terms of this Agreement.

3. Disbursement of the Private Placement Warrants. The Escrow Agent shall hold the Private Placement Warrants until the consummation of the Company’s initial business combination (as described in the Prospectus, the “Escrow Period”), on which date it shall, upon joint written instructions from the Purchasers and the Company, disburse the Private Placement Warrants (and any applicable instrument of transfer) to each Purchaser or its Permitted Transferees, as defined below; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.8 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Private Placement Warrants, provided further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares or Warrants for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice, executed by the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, in a form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Private Placement Warrants to the Purchasers so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Private Placement Warrants in accordance with this Section 3.

4. Restrictions on Transfer of the Private Placement Warrants. During the Escrow Period, the Purchasers will be permitted to transfer all or a portion of the Private Placement Warrants to their permitted assigns. Prior to their release from escrow, the Private Placement Warrants may only be transferred or assigned: (i) to the Company or any of its officers, directors and employees or any affiliates or family members of such individuals, (ii) by gift to an affiliate or a member of Purchaser’s immediate family or to a trust or other entity, the beneficiary of which is one of its officers or directors or a member of their respective immediate families, (iii) by virtue of the laws of descent and distribution upon death of any Purchaser, (iv) pursuant to a qualified domestic relations order, or (v) with respect to limited liability companies and partnerships, to their respective members or partners (the “Permitted Transferees”); provided, however, that such transfers may be implemented only upon the respective Permitted Transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the Escrow Period, neither the Purchasers nor any Permitted Transferee shall pledge or grant any security interest in the Private Placement Warrants or grant any security interest in their rights under this Agreement without the prior written consent of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

 5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim that, in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Private Placement Warrants held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt by the Escrow Agent of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Private Placement Warrants or it may deposit the Private Placement Warrants with the clerk of any appropriate court or it may retain the Private Placement Warrants pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Private Placement Warrants are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to the fees set forth on Schedule A hereto for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Purchasers shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure the Escrow Agent that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto written notice thereof and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Private Placement Warrants held hereunder. If no new escrow agent is appointed by the Company within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Private Placement Warrants with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent subject to all of the terms of this Agreement and the delivery, by the Escrow Agent, of the Private Placement Warrants to such successor escrow agent.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Waiver of Claims against Trust Account. Notwithstanding any other provision of this Agreement, the Escrow Agent confirms its understanding that the Company has established the trust account (as defined in the Prospectus, the “Trust Account”) relating to the securities being sold pursuant to the Prospectus. The Escrow Agent acknowledges that the Trust Account will exist for the benefit of the Company’s public shareholders and the monies from the Trust Account may only be disbursed upon the occurrence of certain events as more fully described in the Prospectus. The Escrow Agent agrees that neither it nor any of its affiliates have or will have any right, title, interest or claim in or to the monies in the Trust Account, and the Escrow Agent hereby waives any and all right, title, interest of claim of any kind in or to any distribution of any property held in the Trust Account that it or its affiliates may have now or in the future and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim of any kind against the Trust Account for any reason whatsoever, including in respect of the Company’s indemnification obligations set forth in this Agreement.

6.2 Governing Law. This Agreement shall, for all purposes, be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York). Each of the Company, the Purchasers and the Escrow Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company, the Purchasers and the Escrow Agent hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the Company, the Purchasers and the Escrow Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company, the Purchasers and the Escrow Agent in any action, proceeding or claim.

6.3 Third Party Beneficiaries. The Purchasers hereby acknowledge that each of the Underwriters is an intended third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

6.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party against whom such change or modification is to be enforced. This Agreement and any amendment may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Chardan 2008 China Acqusition Corp.
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Fax No.: 86-10-84477246
Attn: Xiaosong Zhong

If to a Purchaser, to his address set forth in Exhibit A;

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Fax No.: (212) 509-5150
Attn: Steven G. Nelson and & Di Paolo

A copy of any notice sent hereunder shall be sent to:

Ellenoff Grossman & Schole, LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Fax No.: (212) 370-7889
Attn: Lawrence A. Rosenbloom, Esq.

and:

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, New York 10022
Fax No.: (212) 702-6505
Attn: William McCluskey

and:

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174
Fax No.: (212) 895-3783
Attn: Clifford Teller

and

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Fax No.: (949) 720-7215
Attn.: Renny Chavanikamannil

and:

Richardson & Patel LLP
405 Lexington Avenue
New York, New York 10174
Fax No.: (212) 907-6687
Attn: Jody R. Samuels, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

 6.8 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination, as described in the Prospectus, within the time period(s) specified in the Prospectus.

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IN WITNESS WHEREOF, the parties hereto have executed this Private Placement Warrant Escrow Agreement as of the date first written above.

CHARDAN 2008 CHINA ACQUISITION CORP.

By:
Kerry Propper, Chief Executive Officer

THE PURCHASERS:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Steven G. Nelson, Chairman

EXHIBIT A

Purchaser Name and Address [1]	Private Placement Warrant Certificate Number	Number of Shares Subject to Private Placement Warrants

1 All addresses c/o Chardan 2008 China Acquisition Corp., 18E, Tower A Oriental Kenzo Plaza 48 Dongzhimenwai Street Beijing, 100027, China.

SCHEDULE A

ESCROW AGENT FEES